Exhibit F

EXECUTION COPY

AMENDMENT NO. 2 TO FISCAL AGENCY AGREEMENT

AMENDMENT No. 2 (this “Amendment”), dated as of February 13, 2015, to the Fiscal Agency Agreement, dated as of September 26, 1997, as amended by Amendment No. 1 thereto, dated September 4, 2003 (as so amended, the “Fiscal Agency Agreement”), between the Republic of Panama (the “Issuer”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A., formerly known as Chase Manhattan Bank), as Fiscal Agent.

W I T N E S S E T H

WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

WHEREAS, the Issuer wishes to provide for the issuance of additional series of Securities under (and as defined in) the Fiscal Agency Agreement, which Securities may contain a clarification to the ranking clause of the Securities, an aggregated collective action clause and certain other changes, all as more fully described herein;

WHEREAS, Sections 11(b) and 11(e) of the Fiscal Agency Agreement provide, among other things, that the Issuer and Fiscal Agent may, upon agreement between themselves, amend the Fiscal Agency Agreement without the vote or consent of any holder of Securities of any series (a) for the purpose of correcting any defective provisions thereof or (b) in any manner which the Issuer and Fiscal Agent may determine and shall not be inconsistent with Securities of such series and shall not adversely affect the interest of any holder of Securities of such series; and

WHEREAS, the Issuer has requested and the Fiscal Agent has agreed, consistent with such Sections 11(b) and 11(e), to amend the Fiscal Agency Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Scope of Amendment. Except to the extent explicitly stated otherwise in this Amendment, the provisions of this Amendment shall apply only to any Securities of any Series issued after the date of this Amendment under the Fiscal Agency Agreement and that are in their terms explicitly stated to be “Equal Ranking Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Fiscal Agency Agreement or any other Securities that are not so stated to be “Equal Ranking Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof.

2. Addition to Section 1(h) of the Fiscal Agency Agreement. A new Section 1(h) is added to the Fiscal Agency Agreement, to read in full as follows:

(h) Equal Ranking Securities. Notwithstanding Section 1(a) hereof, the following provisions shall apply to Equal Ranking Securities (as defined below):

(i) All Securities constitute and will constitute unsubordinated, unsecured (subject to the provisions in the Securities providing for securing such obligations in the event certain other obligations of the Issuer are secured), direct, unconditional and general obligations of the Issuer. The Securities rank and will rank without any preference among themselves and equally with all other unsecured and unsubordinated Public Indebtedness of the Issuer. It is understood that this provision shall not be construed so as to require the Issuer to make payments under the Securities ratably with payments being made under any other Public Indebtedness. The full faith and credit of the Republic of Panama is pledged for the due and punctual payment of all Securities and for the due and timely payment of all obligations of the Issuer in respect thereof.

(ii) For purposes hereof, “Equal Ranking Securities” shall mean any Securities of any Series issued under this Agreement that are in their terms explicitly stated to be “Equal Ranking Securities” under this Agreement.

3. Alternative Second Paragraph to Paragraph [1] of Exhibit A to the Fiscal Agency Agreement. A new alternative second paragraph to Paragraph [1] of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement immediately after the second paragraph of Paragraph [1] thereof, to read in full as follows:

[Alternative second paragraph to Paragraph [1] applicable solely in the case of Equal Ranking Securities. The text below shall replace in its entirety the second of Paragraph [1]:]

“The Securities are direct, unsubordinated, unconditional and general obligations of the Issuer and will rank without any preference among themselves. The Securities rank and will rank without any preference among themselves and equally with all other unsecured and unsubordinated Public Indebtedness of the Issuer. It is understood that this provision shall not be construed so as to require the Issuer to make payments under the Securities ratably with payments being made under any other Public Indebtedness. Except as provided in the next succeeding paragraph, the Securities shall be unsecured obligations of the Issuer. The full faith and credit of the Republic of Panama is pledged for the due and punctual payment of all the Securities and for the due and timely payment of all obligations of the Issuer in respect thereof.

4. Alternative Third and Fourth Paragraphs to Paragraph [1] of the Exhibit A to the Fiscal Agency Agreement. New alternative third and fourth paragraphs to Paragraph [1] of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement immediately after the fourth paragraph of Paragraph [1] thereof, to read in full as follows:

[Alternative third and fourth paragraphs to Paragraph [1] applicable solely in the case of the Series created after the date hereof. The text below shall replace in their entirety the third and fourth paragraphs of Paragraph [1]]:

The Issuer undertakes that so long as any Securities remain outstanding, it shall not create or permit to subsist any Lien (as defined below) upon the whole or any parts of its assets or revenues to secure any Public External Indebtedness (as defined below) upon the whole or any part of its assets or revenues to secure any Public External Indebtedness (as defined below) of the Issuer, unless, at the same time or prior thereto, the Issuer’s obligations under the Securities either (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the holders of the Securities (as provided in Paragraph [9] below); provided, however, that the Issuer may create or permit to subsist:

(a) any Lien upon property to secure Public External Indebtedness of the Issuer incurred for the purpose of financing the acquisition of such property and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures only the renewal or extension of the original secured financing;

(b) any Lien existing on such property at the time of its acquisitions to secure Public External Indebtedness of the Issuer and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures only the renewal or extension of the original secured financing;

(c) any Lien in existence on the date of issue of the Securities, including any renewal or extension thereof which secures only the renewal or extension of the original secured financing;

(d) any Lien securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project and any renewal or extension of such Lien, provided that (a) the holders of such Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of such project, and all proceeds (including, without limitation, any insurance proceeds), products and all additions, substitutions, replacements and accessions of or to any such assets or revenues, as the principal source of repayment of such Public Indebtedness and (b) the property over which such Lien is granted consists solely of such assets and revenues and proceeds;

(e) any Lien on the properties or revenues of the Fondo de Ahorro de Panamá (“FAP”) created by Law No. 38 of 2012 or any Lien on the properties or revenues of the Development Trust Fund assumed by the FAP as successor of the Development Trust Fund, provided that the equivalent in U.S. dollars of the amount secured by such Liens shall not at any time exceed the amount of all contributions to the FAP from (A) the assets of the Development Trust Fund transferred to the FAP, (B) any contribution from the Panama Canal Authority to the National Treasury that is greater than 3.5% of the nominal GDP of the year in effect, starting with the fiscal year 2015; (C) the proceeds from the sale of any stock in Mixed Companies (as defined below); (D) sums bequeathed or donated to the FAP by any person other than the Republic of Panama or any governmental agency or affiliate thereof, and (E) any earnings on properties or revenues received pursuant to clauses (A) to (D), and any renewal or extension of any such Lien which is limited to the original properties or revenues covered thereby; and

(f) liens in addition to those permitted by clauses (a) through (e) above, and any renewal or extension thereof, provided that the aggregate amount of Public External Indebtedness secured by such additional Liens shall not exceed the equivalent of U.S.$25,000,000.

For purposes of the Securities:

“Indebtedness” means any payment obligation (whether pursuant to a guarantee or otherwise), including any contingent liability, for borrowed money or arising from bonds, debentures, notes or other similar instruments;

“Lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from revenues or the proceeds of any asset of any kind whether in effect on the date that the Fiscal Agency Agreement becomes effective or any time thereafter;

“Mixed Companies” means the following companies or their successors: AES Panamá, S.A.; Bahía Las Minas Corp.; Cable & Wireless Panamá, S.A.; Elektra Noreste, S.A.; Empresa de Distribución Eléctrica Chiriquí, S.A.; Empresa de Distribución Eléctrica Metro-Oeste, S.A.; Enel Fortuna, S.A.; Energía y Servicios de Panamá, S.A.; Panamá Ports Company, S.A. and Petroterminal de Panamá, S.A.;

“Public External Indebtedness” means any Public Indebtedness which is not issued pursuant to agreements or evidenced by instruments that submit the resolution of all disputes arising thereunder to the exclusive jurisdiction of the courts of the Republic; and

“Public Indebtedness” means any Indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in security markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof, (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, securities eligible for sale pursuant to Rule 144A under the United States Securities Act of 1933, as amended (or any successor law or regulation of similar effect)) and (iv) has an original maturity of more than one year or is combined with a commitment so that the original maturity of one year or less may be extended at the option of the Republic to a period in excess of one year.”

5. Addition of Section 11(f) of the Fiscal Agency Agreement. A new section 11(f) is added to the Fiscal Agency Agreement, to read in full as follows:

(f) Aggregated Collective Action Securities. Notwithstanding Sections 11(a), 11(b), 11(c) and 11(d) hereof, the following provisions shall apply to Aggregated Collective Action Securities (as defined below and as distinguished from Collective Action Securities to which Section 11(e) hereof applies):

(i) Approval.	(a) The Issuer and the Fiscal Agent, may without the consent of any holder of Securities of any Series, agree to a Modification (as such term is defined below) of the Securities of such Series or to this Agreement as it relates to that Series for the purpose of: (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities of such Series, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities of such Series pursuant to the requirements of such Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement or the Securities of such

Series in any manner which the Issuer and the Fiscal Agent may determine and which shall not adversely affect the interest of any holder of Securities of such Series in any material respect (each such modification, a “Technical Modification”). Any such Technical Modifications shall be binding on all holders of the Securities of such Series, and unless the Fiscal Agent otherwise requires, the Issuer shall provide notice of any such Technical Modification to the Fiscal Agent for onward distribution to such holders of the Securities as soon as practicable thereafter.

(b) Modifications proposed by the Issuer to the terms and conditions of the Securities of a single Series, or to this Agreement insofar as they affect the Securities of a single Series, that are not Reserve Matter Modifications (as defined below) or Technical Modifications, may be approved by holders of the Securities of such Series (by vote at a meeting of the holders of Securities of such Series or by a written consent of such holders of Securities of such Series), and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote (if approved at a meeting of the holders of the Securities of such Series) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of that Series.

(c) Reserve Matter Modifications proposed by the Issuer may be approved by holders of Securities (by vote at a meeting of the holders of Securities or by a written consent of such holders) in one of three ways (each, a “Modification Method”): (A) by the holders of the Securities of each Series subject to the proposed Modification (a “Single Series Reserve Matter Modification”), (B) for proposed Cross-Series Modifications (as defined below) that are Uniformly Applicable (as defined below), by the holders of two or more Series of Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met (a “Cross-Series Modification with Single Aggregated Voting”), and (C) for proposed Cross-Series Modifications that are not Uniformly Applicable, by the holders of two or more Series of Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each Series of Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold (a “Cross-Series Modification with Two Tier Voting”). The Issuer shall have the discretion to select a Modification Method for a proposed Reserve Matter Modification and to designate which Series of Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once the Issuer selects a Modification Method and designates the Series of Securities that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation. The Issuer may simultaneously propose two or more Cross-Series Modifications, each affecting different Series of Securities, or one or more Cross-Series Modifications together with one or more Single Series Modifications.

(d) Modifications may also be approved by Bondholders pursuant to a written action consented to by holders of the requisite percentage of Bonds of that Series. If a proposed Modification is to be approved by a written action, the Issuer shall provide the consent solicitation to the Fiscal Agent for onward distribution to the relevant Bondholders to the proposed Modification not less than 10, nor more than 30, days prior to the expiration date for the receipt of such consents specified by the Issuer. If the consent solicitation relates to a proposal for a Cross-Series Modification, the solicitation shall include an indication of (x) which Series of Bonds will be aggregated for purposes of consenting to that proposal and (y) the Modification Method chosen by the Issuer for the consent regarding that proposal. For consent solicitations relating to Reserve Matter Modifications, the solicitation shall also include any information required to be provided by the Issuer pursuant to Section 11(a) and Section 11(f)(i)(h).

(e) Any Modification constituting or including a Reserve Matter Modification to the terms and conditions of the Securities of a single Series, or to this Agreement insofar as it affects the Securities of a single Series, may be made, and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of that Series.

(f) Any Cross-Series Modification constituting or including a Reserve Matter Modification that is Uniformly Applicable to the terms and conditions of the Securities of two or more Series, or to this Agreement insofar as it affects the Securities of two or more Series, may be made, and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of all the Series affected by the proposed Modification (taken in the aggregate).

(g) Any Cross-Series Modification constituting or including a Reserve Matter Modification that is not Uniformly Applicable to the terms and conditions of the Securities of two or more Series or to the Agreement in so far as it affects the Securities of two or more Series, may be made, and future compliance therewith may be waived, with the written consent of the Issuer and: (A) the affirmative vote or consent of holders of more than 66 2⁄3% of the aggregate principal amount of the Outstanding Securities of all the Series affected by that proposed Modification (taken in the aggregate), and (B) the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of each Series affected by that proposed Modification (taken individually).

(h) Before soliciting the written consent or the vote of any holder for a Reserve Matter Notification, the Issuer shall provide to the Fiscal Agent (for onward distribution to the holders of the Securities that would be affected by that proposed Modification, such holders to be identified to the Fiscal Agent by the Issuer) the following information:

(A)	a description of the Issuer’s economic and financial circumstances which are, in the Issuer’s opinion, relevant to the request for the proposed Modification, a description of the Issuer’s existing debts and a description of its broad policy reform program and provisional macroeconomic outlook;

	(B)	if the Issuer shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

	(C)	a description of the Issuer’s proposed treatment of external debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and

	(D)	if the Issuer is then seeking a Reserve Matter Modification affecting any other Series of Securities, a description of that proposed Modification.

(ii)	Binding Nature of Amendments, Notices, Notations, etc. Any Modification consented to or approved by the holders of Securities pursuant to these Modification provisions will be conclusive and binding on all holders of the relevant Series of Securities or all holders of all Series of Securities affected by a Cross-Series Modification, as the case may be, whether or not they have given such consent, and on all future holders of those Securities whether or not notation of such Modification is made upon the Securities. Any instrument given by or on behalf of any holder of a Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent holders of that Security. Notice of any Modification with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities affected thereby and then Outstanding, in all cases as provided in Securities of such Series.

Securities of a Series authenticated and delivered after the effectiveness of any such Modification may bear a notation in the form approved by the Fiscal Agent and the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with this Section 11(f). New Securities of such Series modified to conform to any such Modifications may be prepared by the Issuer, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

(iii)	Calculation Agent; Claims Valuation. For the purpose either of administering a vote of holders of Securities or seeking the written consent of holders of Securities under this Section 11(f), including for calculating the principal amount of the Securities of any Series eligible to participate in such a vote or consent solicitation and for calculating the principal amount of Securities of any Series that have given consent with respect to a Modification, the Issuer may appoint a Calculation Agent. The Fiscal Agent shall notify the holders of all Securities eligible to participate in such a vote or consent solicitation of the methodology, as determined by the Calculation Agent, by which the principal amount of each Series of Securities eligible to participate in that vote or consent solicitation will be calculated. This notification shall be given in writing not less than five (5) days prior to the meeting of holders of Securities at which such vote shall occur or, in the case of a consent solicitation for written consent, at the time such solicitation is made. The Calculation Agent shall provide the Fiscal Agent with the methodology at least five (5) Business Days before the Fiscal Agent is required to provide the notification thereof.

(iv)	Calling of Meetings and Notices. A meeting of holders of Securities of a Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice or consent, Modification or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as herein provided. The Issuer may at any time call a meeting of holders of Securities of a Series for any such purpose to be held at such time and at such place as the Issuer shall determine. Notice of every meeting of holders of Securities of a Series, setting forth the time and place of such meeting and in general terms the actions proposed to be taken at such meeting, shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting. In case at any time the Issuer or holders of at least 10% in aggregate principal amount of the Outstanding Securities of a Series shall have requested, after the occurrence and during the continuance of any “Event of Default” (as such term is defined in the Securities of a Series with respect to which such request shall have been made) or any event that with the giving of notice or lapse of time or both could constitute an “Event of Default”, the Fiscal Agent shall call a meeting of such Series for any purpose specified in this Section 11(f), by written request setting forth the time and place of, and in reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purpose by giving notice thereof.

To be entitled to vote at a meeting of holders of Securities of a Series, a person shall be a holder of Outstanding Securities of such Series, or, in the case of registered Securities of such Series, a person duly appointed by an instrument in writing as a proxy for such holder. A meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. Notice of reconvening of any adjourned meeting shall be given as provided in the preceding paragraph of this subsection (f), except that such notice need be given only once.

The Fiscal Agent may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities of a Series with respect to the appointment of proxies in respect of Securities of such Series, the record date for determining the owners of Securities of such Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 30 nor more than 60 days prior to such meeting (provided that nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of Outstanding Securities of such Series on the date such action is taken), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Fiscal Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or the holders of Securities of such Series as provided above, in which case the Issuer or holders of Securities of such Series, calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the Outstanding Securities represented and voting at the meeting. The chairman of the meeting shall have no right to vote, except as holder of Securities of such Series or proxy. A record, at least in duplicate, of the proceedings of each meeting of holders shall be prepared, and one such copy shall be delivered to the Issuer and another to the Fiscal Agent to be preserved by the Fiscal Agent.

(v)	Additional Definitions. For the purpose of “Aggregated Collective Action Securities” the following terms shall be defined as provided below:

“Aggregated Collective Action Securities” means any Securities of any Series issued after the date of this Amendment under this Agreement that are in their terms explicitly stated to be “Aggregated Collective Action Securities” and are distinguished from Collective Action Securities as defined in Section 11(e) hereof.

“Cross-Series Modification” means a Modification constituting a Reserve Matter affecting two or more Series of Securities.

“Modification” means any modification, amendment, supplement or waiver affecting one or more Series of Securities, including those effected by way of exchange or conversion.

“Outstanding” For purposes of this Agreement and the Securities of any Series, any Security of such Series authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be Outstanding, except: (A) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation and not reissued; (B) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been paid or duly provided for; or (C) Securities of a Series in lieu of or in substitution for which other Securities of such Series shall have been authenticated and delivered pursuant to this Agreement; provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, (i) the principal amount of a Security which by its terms provides for an amount other than the stated face amount to be due and payable upon a declaration of acceleration of the maturity thereof or at the stated maturity (a “Variable Principal Security”) that shall be deemed to be Outstanding shall be either (A) the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof or (B) such other amount not in excess of the stated face amount, as may be specified in such Security, (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of a Variable Principal Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined on the date provided in (i) above) of such Security, and (iii) Securities of such Series owned, directly or indirectly, by the Issuer or Public Sector Instrumentalities thereof shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities that a Responsible Officer of the Fiscal Agent knows to be so owned shall be so disregarded.

“Public Sector Instrumentality” means any department, ministry or agency of the national government of the Issuer or any corporation, trust, financial institution or other entity owned or controlled by the national government of the Issuer, any political subdivision of the Issuer or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

“Reserve Matter” means any Modification to the terms and conditions of any Series of Securities, or to this Agreement insofar as it affects the Securities of such Series, that would: (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Securities of such Series, (B) reduce the principal amount of any Securities of such Series, the portion of such principal amount that is payable upon acceleration of the maturity of such Securities, the interest rate thereon or the premium payable upon redemption thereof (C) change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities of such Series is payable or the place or places in which any such payment is required to be made, (D) shorten the period during which the Issuer is not permitted to redeem the Securities of such Series, or permit the Issuer to redeem the Securities of such Series, if prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Issuer to pay additional amounts, if any, pursuant to the Securities of such Series, (G) change the governing law provisions of the Securities of such Series, (H) change the Issuer’s appointment of an agent for the service of process, the Issuer’s agreement not to raise certain defenses with respect to its sovereign immunity or the Issuer’s agreement to submit to jurisdiction in respect of disputes relating to or arising under this Agreement or the Securities of such Series, each as set forth in Section 14 hereof and in the Securities of such Series, (I) except as contemplated in clause (C) of the definition of Technical Modifications, change the ranking of the Securities of such Series as set forth in the terms of the Securities of such Series, (J) change the definition of “Uniformly Applicable”, “Reserve Matter”, “Reserve Matter Modification” or “Outstanding”, (K) change the method used to calculate any amount payable on the Securities of such Series (other than in accordance with the express terms of the Securities of such Series and this Fiscal Agency Agreement), or (L) change the identity of the obligor under the Securities of such Series.

“Reserve Matter Modification” is any Modification to a Reserve Matter.

“Responsible Officer” means any officer in the Fiscal Agent’s corporate trust division with direct responsibility for the administration of this Agreement.

“Uniformly Applicable”, in the context of a proposed Cross-Series Modification, means a Modification by which holders of Securities of all Series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration.

(vi) Reliance. The Fiscal Agent shall be entitled to conclusively rely upon any certification delivered by the Calculation Agent pursuant to this Section 11(f). The Fiscal Agent shall not be responsible for determining whether the Uniformly Applicable condition has been satisfied. Prior to any vote on, or consent solicitation for, a Modification, the Issuer shall deliver to the Fiscal Agent a certificate signed by an Authorized Officer specifying any Securities that are deemed not to be Outstanding for the purposes of this Section 11(f). Prior to executing any amendment under this Section 11(f), the Fiscal Agent shall be entitled to receive an Opinion of Counsel and an Officer’s Certificate addressed to the Fiscal Agent stating that, and as conclusive evidence that, (i) any such amendment is authorized or permitted by this Agreement and (ii) all conditions precedent to the execution of such amendment have been satisfied. The Fiscal Agent shall also be entitled to receive an Opinion of Counsel stating that such amendment shall be a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms (subject, as to enforceability, to such exceptions or qualifications as are standard in opinions by such counsel with regard to enforceability of the obligations of sovereigns). For purposes of this Section 11(f), “Opinion of Counsel” means an opinion in writing signed by internal or external legal counsel to the Issuer, “Officer’s Certificate” means, as the context requires, a certificate signed by the appropriate Authorized Officers and “Authorized Officer” means, in connection with the execution of any amendment under this Section 11(f), the Minister of Economy and Finance, or the Vice-Minister of Economy, or the Vice-Minister of Finance, or, in their absence , any person designated from time to time in writing by the Issuer. The Fiscal Agent may, but shall not be required to join in any amendment which negatively affects its own rights, duties or immunities under the Agreement.

6. Amendment of Section 12 of the Fiscal Agency Agreement. A sentence is added to immediately follow the final sentence of Section 12 of the Fiscal Agency Agreement, to read in full as follows:

“WITH RESPECT TO ANY AGGREGATED COLLECTIVE ACTION SECURITIES, NOTWITHSTANDING ANY RESERVED MATTER MODIFICATION, SECTION 11(f) OF THIS AGREEMENT (AND THE CORRESPONDING TERMS OF THE SECURITIES) SHALL IN ALL CASES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.”

7. Alternative Paragraph [7] of Exhibit A to the Fiscal Agency Agreement. A new Alternative Paragraph [7] of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement immediately after Paragraph 7 thereof, to read in full as follows:

“[Alternative Paragraph [7] applicable solely in the case of Aggregated Collective Action Securities.]

[7]. In the event any of the following shall occur (each an “Event of Default”):

(a)	default in any payment of principal on any Security of this Series and the continuance of such default for a period of 15 calendar days; or

(b)	default in any payment of interest on any Security of this Series and the continuance of such default for a period of 30 calendar days; or

(c)	default in the performance of any other obligation under the Securities of this Series and the continuance of such default for a period of 60 calendar days after written notice requiring the same to be remedied shall have been given to the Fiscal Agent by the holder of any Security of this Series; or

(d)	acceleration of any aggregate principal amount of Public Indebtedness of the Republic in excess of U.S.$25,000,000 (or its equivalent in any other currency) by reason of an event of default (however described) resulting from the failure either to make any payment of principal or of interest thereunder when due; or

(e)	failure to make any payment in respect of Public Indebtedness of the Republic in an aggregate principal amount in excess of U.S.$25,000,000 (or its equivalent in any other currency) when due (whether at stated maturity, by acceleration or otherwise) (as such date may be extended by any applicable grace period or waiver) and the continuance of such failure for a period of 30 calendar days after written notice requiring the same to be remedied shall have been given to the Fiscal Agent by the holder of any Security of a Series; or

(f)	declaration by the Republic of a moratorium with respect to the payment of principal of, or premium or interest on Public External Indebtedness of the Republic which does not expressly exclude the Securities of this Series; or

(g)	denial or repudiation by the Republic of its obligations under the Securities of this Series;

then the registered holder of this Security may, at such holder’s option so long as an Event of Default is continuing, declare [If the Security is not an Original Issue Discount Security — the principal of and any accrued interest on all Securities of this Series] [If the Security is an Original Issue Discount Security — an amount of principal of and accrued interest on the Securities of this Series determined as hereinafter provided] to be immediately due and payable by written notice to the Issuer and the Fiscal Agent at its corporate trust office, and unless all defaults shall have been cured by the Issuer prior to receipt of such written notice, such principal and interest shall become and be immediately due and payable; provided, however, that any notice declaring the Securities of this Series due and payable shall become effective only when the Fiscal Agent has received such notice from the holders of not less than 25% in aggregate principal amount of the Securities of this Series then Outstanding. [The amount referred to in the preceding sentence shall be equal to — insert formula for determining the amount.] If any Event of Default shall give rise to a declaration which shall be effective and all Events of Default shall cease to continue following such declaration, then such declaration may be rescinded and annulled by the affirmative vote or written consent of the holders of not less than 50% in aggregate principal amount of the Securities of this Series then Outstanding in accordance with the procedures set forth in Paragraph [9] below.

[[    ]. Add in particular covenants relating to the Securities of this Series.]”

8. Addition of Alternative Paragraph [9] of Exhibit A to the Fiscal Agency Agreement. A new Alternative Paragraph [9] of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement immediately after Paragraph 9 thereof, to read in full as follows:

“[Alternative Paragraph [9] applicable solely in the case of Aggregated Collective Action Securities.]

[9]. The Issuer and the Fiscal Agent, may without the consent of any holder of the Securities, agree to a Modification of the Securities of this Series or to the Fiscal Agency Agreement as it relates to the Securities of this Series for the purpose of: (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities of this Series, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities of this Series pursuant to the requirements of the Securities of this Series or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision hereof or (E) amending the Fiscal Agency Agreement or the Securities of this Series in any manner which the Issuer and the Fiscal Agent may determine and which shall not adversely affect the interest of any holder of Securities of this Series in any material respect (each such modification, a “Technical Modification”). Any such Technical Modification shall be binding on all holders of the Securities of this Series, and unless the Fiscal Agent otherwise requires, the Issuer shall provide notice of any such Technical Modification to the Fiscal Agent for onward distribution to such holders of the Securities of this Series as soon as practicable thereafter.

Modifications proposed by the Issuer to the terms and conditions of the Securities of this Series, or to the Fiscal Agency Agreement insofar as it affects only the Securities of this Series, that are not Reserve Matter Modifications or Technical Modifications, may be approved by holders of the Securities of this Series (by vote at a meeting of the holders of Securities or by a written consent of such holders of Securities), and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote (if approved at a meeting of the holders of the Securities of this Series) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of this Series.

Reserve Matter Modifications proposed by the Issuer may be approved by holders of Securities of this Series (by vote at a meeting of the holders of the Securities of this Series or by a written consent of such holders) in one of three ways (each, a “Modification Method”): (A) by the holders of the Aggregated Collective Action Securities of each Series subject to the proposed Modification (a “Single Series Reserve Matter Modification”), (B) for proposed Cross-Series Modifications (as defined below) that are Uniformly Applicable (as defined below), by the holders of two or more Series of Aggregated Collective Action Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met (a “Cross-Series Modification with Single Aggregated Voting”), and (C) for proposed Cross-Series Modifications that are not Uniformly Applicable, by the holders of two or more Series of Aggregated Collective Action Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each Series of Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold (a “Cross-Series Modification with Two Tier Voting”). The Issuer shall have the discretion to select a Modification Method for a proposed Reserve Matter Modification and to designate which Series of Aggregated Collective Action Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once the Issuer selects a Modification Method and designates the Series of Aggregated Collective Action Securities that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation. The Issuer may simultaneously propose two or more Cross-Series Modifications, each affecting different Series of Aggregated Collective Action Securities, or one or more Cross-Series Modifications together with one or more Single Series Modifications.

Any Modification constituting or including a Reserve Matter Modification to the terms and conditions of the Securities of this Series, or to the Fiscal Agency Agreement insofar as it affects the Securities of this Series, may be made, and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of this Series.

Any Cross-Series Modification constituting or including a Reserve Matter Modification that is Uniformly Applicable to the terms and conditions of the Securities of this Series and one or more Series of Aggregated Collective Action Securities, or to the Fiscal Agency Agreement insofar as it affects the Securities of this Series and one or more Series of Aggregated Collective Action Securities, may be made, and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Series of Aggregated Collective Action Securities affected by the proposed Modification (taken in the aggregate).

Any Cross-Series Modification constituting or including a Reserve Matter Modification that is not Uniformly Applicable to the terms and conditions of the Securities of this Series and one or more Series of Aggregated Collective Action Securities may be made, and future compliance therewith may be waived, with the written consent of the Issuer and: (A) the affirmative vote or consent of holders of more than 66  2⁄3% of the aggregate principal amount of the Outstanding Securities of all the Series of Aggregated Collective Action Securities affected by that proposed Modification (taken in the aggregate), and (B) the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Aggregated Collective Action Securities of each Series affected by that proposed Modification (taken individually).

For purposes of this paragraph the following terms have the definitions as follows:

“Aggregated Collective Action Securities” means any debt securities of any Series issued after the date of this Amendment under the Fiscal Agency Agreement that are in their terms explicitly stated to be “Aggregated Collective Action Securities”.

“Cross-Series Modification” means a Modification constituting a Reserve Matter affecting two or more Series of Aggregated Collective Action Securities.

“Modification” means any modification, amendment, supplement or waiver affecting one or more Series of Aggregated Collective Action Securities, including those effected by way of exchange or conversion.

“Outstanding” for purposes of the Fiscal Agency Agreement and the Securities, any Security authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be Outstanding, except: (A) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation and not reissued; (B) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been paid or duly provided for; or (C) Securities of a Series in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the Fiscal Agency Agreement; provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, (i) the principal amount of a Security which by its terms provides for an amount other than the stated face amount to be due and payable upon a declaration of acceleration of the maturity thereof or at the stated maturity (a “Variable Principal Security”) that shall be deemed to be Outstanding shall be either (A) the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof or (B) such other amount not in excess of the stated face amount, as may be specified in such Security, (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of a Variable Principal Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined on the date provided in (i) above) of such Security, and (iii) Securities owned, directly or indirectly, by the Issuer or Public Sector Instrumentalities thereof shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities that a Responsible Officer of the Fiscal Agent knows to be so owned shall be so disregarded.

“Public Sector Instrumentality” means any department, ministry or agency of the national government of the Issuer or any corporation, trust, financial institution or other entity owned or controlled by the national government of the Issuer, any political subdivision of the Issuer or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

“Reserve Matter” means any Modification to the terms and conditions of the Securities of this Series or Series of Aggregated Collective Action Securities, or to the Fiscal Agency Agreement insofar as it affects the Securities of this Series or Series of Aggregated Collective Action Securities, that would: (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest of the Securities of this Series, (B) reduce the principal amount of the Securities of this Series or Series of Aggregated Collective Action Securities, the portion of such principal amount that is payable upon acceleration of the maturity of the Securities of this Series or Series of Aggregated Collective Action Securities, the interest rate thereon or the premium payable upon redemption thereof (C) change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities of this Series or Series of Aggregated Collective Action Securities is payable or the place or places in which any such payment is required to be made, (D) shorten the period during which the Issuer is not permitted to redeem the Securities of this Series or Series of Aggregated Collective Action Securities, or permit the Issuer to redeem the Securities of this Series or Series of Aggregated Collective Action Securities, if prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of the Securities of this Series or Series of Aggregated Collective Action Securities, the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of this Series or Series of Aggregated Collective Action Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Issuer to pay additional amounts, if any, pursuant to the Securities of this Series or Series of Aggregated Collective Action Securities, (G) change the governing law provisions of the Securities of this Series or Series of Aggregated Collective Action Securities, (H) change the Issuer’s appointment of an agent for the service of process, the Issuer’s agreement not to raise certain defenses with respect to its sovereign immunity or the Issuer’s agreement to submit to jurisdiction in respect of disputes relating to or arising under the Fiscal Agency Agreement or the Securities of this Series or Series of Aggregated Collective Action Securities, each as set forth in Section 14 of the Fiscal Agency Agreement and in the Securities of this Series or Series of Aggregated Collective Action Securities, (I) except as contemplated in clause (C) of the definition of Technical Modifications, change the ranking of the Securities of this Series or Series of Aggregated Collective Action Securities as set forth in the terms of the Securities of this Series or Series of Aggregated Collective Action Securities, (J) change the definition of “Uniformly Applicable”, “Reserve Matter”, “Reserve Matter Modification” or “Outstanding”, (K) change the method used to calculate any amount payable on the Securities of such Series (other than in accordance with the express terms of the Securities of such Series and this Fiscal Agency Agreement), or (L) change the identity of the obligor under the Securities of such Series.

“Reserve Matter Modification” is any Modification to a Reserve Matter.

“Uniformly Applicable”, in the context of a proposed Cross-Series Modification, means a Modification by which holders of Securities of all Series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration

9. Addition to Alternative Paragraph [10] of Exhibit A to the Fiscal Agency Agreement. A new Alternative Paragraph [10] of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement immediately after Paragraph [10] thereof, to read in full as follows:

“[Alternative Paragraph [10] applicable solely in the case of Aggregated Collective Action Securities.]

[10]. No reference herein to the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.]”

10. Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same agreement.

12. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, UNITED STATES OF AMERICA; PROVIDED, HOWEVER, THAT AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE ISSUER SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

13. Fiscal Agent. The Fiscal Agent shall not be responsible in any manner whatsoever for or in respect of (i) the sufficiency of this Amendment; (ii) the recitals contained herein, all of which recitals are made solely by the Issuer; or (iii) the due execution hereof by the Issuer and the Fiscal Agent makes no representation with respect to any such matters.

14. Effectiveness. This amendment shall become effective as of the date hereof upon execution by the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

REFRENDO: CONTRALORIA GENERAL DE LA REPUBLICA DE PANAMA			REPUBLIC OF PANAMA

By:	/s/ FEDERICO HUMBERT		By:	/s/ DULCIDIO DE LA GUARDIA
	Name:	Federico Humbert		Name:	Dulcidio De La Guardia
	Title:	Comptroller General of the Republic of Panama		Title:	Minister of Economy and Finance of the Republic of Panama

THE BANK OF NEW YORK MELLON,
as Fiscal Agent

			By:	/s/ JOHN T. NEEDHAM, JR.
				Name:	John T. Needham, Jr.
				Title:	Vice President

[Signature Page to Amendment No. 2 to the Fiscal Agency Agreement]